Exhibit 99.1

News Release

HUB INTERNATIONAL DEBENTURES CONVERTED TO COMMON SHARES

Annual Interest Expense Reduced

Shares Previously Included in Diluted Share Count

CHICAGO, ILLINOIS, June 29, 2006: Hub International Limited (NYSE: HBG) (TSX: HBG) announced today the issuance of 2,290,442 common shares in exchange for $35 million aggregate principal amount of 8.75% subordinated convertible debentures. The conversion reduces ongoing annual interest expense, at existing rates, by approximately $3,000,000, or $0.08 per diluted share, and, together with other second quarter transactions, including completion of the recently announced public offering of common shares, reduces Hub’s debt to capitalization ratio to 18%. The estimated number of shares to be derived from the conversion was previously included in the company’s diluted share count and the actual number of shares issued on conversion varied only due to fluctuations in currency exchange rates during the period preceding the conversion. The debentures were issued in June, 2001, were convertible into common shares at CDN$17.00 per share, and had a maturity of June 28, 2007. However, pursuant to the terms of the debentures, Hub had the right to trigger conversion because the weighted average closing price of Hub’s common shares on the Toronto Stock Exchange equalled or exceeded CDN$19.00 per share for 20 consecutive trading days preceding June 28, 2006.

“We are pleased to complete the conversion a year before the debentures would have matured, allowing us to improve our balance sheet and reduce interest expense,” said Martin P. Hughes, Hub’s chairman and chief executive officer.

Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

This press release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products, exchange rates, resolution of regulatory issues, including those related to compensation arrangements with insurance companies, the actual costs of resolution of contingent liabilities and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International’s actual results to differ materially from our expectations is contained in the company’s filings with the Securities and Exchange Commission and the Canadian securities commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA	CONTACTS:

W. Kirk James

Vice President, Secretary and

Chief Corporate Development Officer

Phone: 312.279.4881

Kirk.james@hubinternational.com

Heather Schneider

Corporate Communications Manager

Phone: 312.279.4683

Heather.schneider@hubinternational.com

INVESTOR CONTACT:

Michael Rosenbaum

Rosenbaum Advisors, Inc.

Phone: 847 749 1010

Fax: 847 577 6767

Web: http:\\www.rosenbaumadvisors.com

E-mail: michael@rosenbaumadvisors.com

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